EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:	DeLonie Call
Vice President Human Resources
ClearOne Communications Inc.
Phone: 800-945-7730, 801-975-7200

ClearOne Announces Resignation of Chief Financial Officer

SALT LAKE CITY, September 20, 2005 — ClearOne Communications Inc. (OTC: CLRO), a developer, manufacturer and provider of conferencing products, today announced the resignation of Donald Frederick as Chief Financial Officer. Craig Peeples, Corporate Controller, has been appointed interim Chief Financial Officer.

“We appreciate Don’s contributions to ClearOne and wish him the best,” said Zee Hakimoglu, ClearOne's President and Chief Executive Officer. “Craig Peeples has been actively involved in the audit of the Company’s unpublished fiscal 2004 financial statements and I have every confidence that he will keep the audit process on track.” “Craig was formerly Director of Compliance and Audits and TCBY Controller at Mrs. Fields Famous Brands, Vice President and Corporate Controller for TenFold Corporation, an Assurance and Business Advisory Manager at Arthur Andersen LLP, and is a Certified Public Accountant. He is well qualified to oversee the Company’s financial affairs and will help us complete the audits of our 2004 and 2005 financial statements at the earliest possible date.”

ClearOne is a communications solutions company that develops and sells audio conferencing systems and other related products for audio, video and webconferencing applications. The reliability, flexibility and performance of ClearOne's comprehensive solutions create a natural communications environment, which saves organizations time and money by enabling more effective and efficient communication. On the Web: www.clearone.com.

Forward Looking Statements: This release contains “forward-looking” statements that are based on present circumstances and on ClearOne’s predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. Such forward-looking statements are made only as of the date of this release and ClearOne assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements.